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                                                                 EXHIBIT 10.17



                                                                  SCM
                                                                  MICROSYSTEMS

By this letter which is equivalent to an employment contract as soon as you accept, we hire you

Jean - Yves LE ROUX

as of: 5/15/95
in the capacity of: Head of French SCM office, position III, level A gross annual salary: 445,000 FF (including 100% Bonus)
Fixed salary: 375,000 FF
Bonus: 70,000 FF
Place of work: Bandol (83)
Trial period: 3 months

The Bonus plan will be specified in a separate document and [updated] quarterly.

Your gross monthly salary will be 31,250 FF paid in 12 monthly installments.

Your place of work will be BANDOL. It is understood that the progress of the company may lead to proposing other tasks to you, implying a change of this place of work.

This contract, executed for an undetermined term, will become final only after a trial period of three months, and may always be terminated at the initiative of one of the parties, pursuant to legal and contractual provisions.

Our Company is governed by the National Collective Bargaining Agreement of Metallurgical Engineers and Executives.

Initials:



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                                                                  SCM
                                                                  MICROSYSTEMS

You promise to inform us immediately of any change in the situations you indicated to us (address, family situation, etc.).

Your acceptance of this employment contract formally implies that you will not be linked to any other company and that you will be free of all commitments to your prior employer when you effectively join our Company.

For good order, please return this contract as well as its addendum, initialed on each page and bearing on the last page, your signature preceded by the mention "Read and Approved".

Sincerely.



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                                                                  SCM
                                                                  MICROSYSTEMS

                         ADDENDUM TO EMPLOYMENT CONTRACT

By this document, and in my capacity as employee of (hereinafter the Company), I make the following commitments:

1. I commit to immediately inform the Company, pursuant to the provisions of Article 3, Law No. 78-742 of July 13, 1978, and according to the methods set forth in Decree No. 79-797 of September 4, 1979, of any invention, improvement, modification, discovery and development, patentable or not (hereinafter, generically referred to as Developments), made or designed by me or under my management at any time between the date of this contract and its cancellation date. My reporting obligations extend to all Developments without exception, whether or not made or designed (a) in the premises of the company, (b) during normal work hours, (c) during the performance of my tasks, (d) in the field of the activities of the company, (e) by knowing or using techniques or means specific to the Company or data supplied by it.

2. Property rights for all Developments designed or made by me will be attributed pursuant to the provisions of Law No. 78-742 of July 13, 1978. Thus, if my actual tasks include the mission of making inventions, pursuant to said Law, all patented or patentable Developments, made or designed by me or under my management while performing my Employment Contract, will automatically belong to the Company or to any person designated by it without any additional remuneration being owed to me by the Company.



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                                                                  SCM
                                                                  MICROSYSTEMS

         Furthermore, all patented or patentable Developments, made or designed by me or under my management during the performance of studies and research entrusted to me, will automatically belong to the Company or to any person designated by it without any additional remuneration being owed to me by the Company.

         In the case of Developments which, although not designed or made in the execution of an inventive mission or during the execution of studies and research entrusted to me, and although they consequently constitute personal inventions, would be designed by me or under my management, either in the performance of my functions, or in the field of activity of the company, or by the knowledge or use of techniques or means specific to the company, or data supplied by it, the Company will have the right to receive, under the conditions established in Decree No. 79-797 of September 4, 1979, all or part of the royalties arising from the patents protecting said Developments. In exchange, the Company will pay to me a remuneration in an amount established by taking into consideration my activities in the Company, the circumstances of the design or realization of said Developments, and their industrial and commercial usefulness for the Company.

         In this case, I must submit proof that the Developments in question constitute personal inventions in the sense of this Article.

         In addition, concerning the Developments defined in paragraphs 1, 2 and 3 of this Article, I commit to sign at the request of the Company all papers and patent applications and all other documents, to submit them for use in any country at the request of the Company, to fully cooperate with the Company or with any person designated by it for the filing and processing of such patent applications, and in general to make any other effort so that the Company obtains full, complete protection. These commitments taken under this article will continue to be binding for me after the cancellation of this Employment Contract.



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                                                                  SCM
                                                                  MICROSYSTEMS

3. I certify that, to date, I am not obligated in any manner to any former employer or any other individual or entity concerning the obligations described in Article 2 above. On the other hand, I am not obligated under any non-competition clause covering my activities in the Company.

4. I commit to transfer to the Company free of charge any copyright on any document prepared by me in the framework of my activities in the Company.

         Software: I acknowledge that, pursuant to Article 45 of the Law of July 3, 1985, software created by me in the performance of my functions belongs to the Company, which is entitled to all rights recognized for me as author.

         In addition, I acknowledge that, concerning software:

         a. My function extends to any activity of the Company, even if unrelated to the nature of the work set forth in my Employment Contract.

         b. I perform my function both in my place of work and during my work time and outside said work place and time, as long as I use even, partially, computer equipment belonging to the Company.

                  I commit to strictly inform the Company about all my activities related to software.

5. If any of the Developments referred to in Article 2 above is subject to a patent application in the name of the Company, it is understood that my name will be mentioned in said application, which will not create any property right for me concerning said patent.

6. Furthermore, it is understood that, after being informed by me of a Development referred to in Article 2, paragraph 3 above, the Company will not, under any circumstances, be expected to obtain the rights to said Development. In this case, no compensation will be owed to me.



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                                                                  SCM
                                                                  MICROSYSTEMS

7. It may occur, during the time I remain employed by the Company, that I will come to know confidential information concerning the Company, related to matters generally unknown to all persons alien to the Company, such as, on the one hand, Developments, improvements, procedures, etc. related to the products and services manufactured, sold or used by the Company and, on the other hand, the general activity of the Company (sales, costs, profits, organization, client lists, pricing methods, etc.). I commit not to disclose any information and not to use it myself, both during the term of my Employment Contract and after its cancellation, whether or not such information was obtained by my own efforts, without expressed written authorization from the Company.

         Furthermore, it may occur that I become aware of equipment, procedures, or information of any nature, which are known to the public in themselves, but whose use by the Company is generally unknown to the public. I commit not to disclose to anybody, both during the term of my Employment Contract and after its cancellation, the use given by the Company to said equipment, procedures and information, whether or not such use arises from my own efforts.

8. I will not disclose to the Company, and I will not incite the Company to use any confidential information received by me from other individuals or entities, including my former employers.

9. I commit to dedicate all my time to the task entrusted to me under my Employment Contract and to give the necessary care to the performance of said tasks. Unless I obtain the prior written agreement of the Company, signed by the general director or the director of personnel, I commit, for the term of my Employment Contract, not to perform any other professional activity, either directly or indirectly.



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                                                                  SCM
                                                                  MICROSYSTEMS

10. If the Company asks me to continue my activities in a branch or affiliate of the Company, as the case may be, such change will not constitute cancellation of my Employment Contract, and the commitments contained in this Addendum will remain in effect for the entire term of my Employment Contract. In addition, I commit in advance to respect the commitments contained in the standard contracts of the Company to which I will be assigned, Siemens, these commitments being similar, in the essential points, to those undertaken by me under this Addendum. If a provision of this Addendum contradicts one of the provisions of the standard contract valid at the Company to which I will be assigned, the latter provision will prevail.

11. At the date of termination of my activities in the service of the Company, except in the event of transfer to an affiliate of the Company, or at any other time if the Company so requests, I commit to deliver to the person designated for this purpose all files, plans, drawings and other documents containing confidential information concerning the Company, made by me or by any other person, as well as all equipment, tools or materials of any type whatsoever, found in my possession at the time and belonging to the Company.

This commitment is an integral part of the Employment Contract between myself and the Company.

This contract was signed in two copies,


SCM:                                          Yves Le Roux

[signature]                   2/6/95          [signature]                2/6/95
------------------------------------          ---------------------------------
Signature                  Date               Signature                 Date


NICHOLAS EFTHYMIOU                            JEAN-YVES LE ROUX
------------------------------------          ----------------------------------
Name typed or printed                         Name typed or printed


V.P. Marketing/Procurist                      R and D Manager
------------------------------------          ----------------------------------
Title                                         Title


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                                                                  SCM
                                                                  MICROSYSTEMS

                              ADDENDUM TO CONTRACT

It is agreed upon that SCM and Mr. Le Roux consent that all new product developments derived from Mr. Le Roux's employment at SCM wouldn't come under scrutiny of right infringements from Mr. Le Roux's previous employment.

SCM will not be held accountable or liable for any future developments derived from Mr. Le Roux's employment that might infringe on rights or trademarks stemming out of his developments during his previous employment activities.